Exhibit 4.2

Execution Version

Third SUPPLEMENTAL INDENTURE

Dated as of October 15, 2014

To

INDENTURE

Dated as of January 24, 2013,

As Amended on January 25, 2013, and January 29, 2014

Among

JMP GROUP INC.

As the Company,

JMP GROUP LLC

and

JMP INVESTMENT HOLDINGS LLC

As Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION

As Trustee

Table of Contents

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Table of Contents

(continued)

Page

Article 5 MISCELLANEOUS		14
Section 5.1	Effectiveness of Third Supplemental Indenture	14
Section 5.2	Trust Indenture Act Controls	14
Section 5.3	Governing Law, Waiver of Trial by Jury	14
Section 5.4	Successors and Assigns	14
Section 5.5	Separability Clause	14
Section 5.6	Counterparts	14
Section 5.7	Effect of Headings and Table of Contents	15

-ii-

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of October 15 2014, among JMP Group Inc., a Delaware corporation (the “Company”), JMP Group LLC, a Delaware limited liability company (“JMP LLC”), and JMP Investment Holdings LLC, a Delaware limited liability company (together with JMP LLC, the “Guarantors”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

A.     The Company has executed and delivered to the Trustee an indenture, dated as of January 24, 2013 (the “Base Indenture”) providing for the issuance from time to time of one or more series of the Company’s debentures, notes or other evidences of indebtedness.

B.     The Base Indenture was amended and supplemented by the First Supplemental Indenture dated as of January 25, 2013 (the “First Supplemental Indenture”), and the Company and the Trustee agreed that the terms of the First Supplemental Indenture were for the equal and ratable benefit of the Holders (as defined in the Base Indenture) of the 8.00% Senior Notes due 2023 (the “2023 Notes”).

C.     The Base Indenture was further amended and supplemented by the Second Supplemental Indenture dated as of January 29, 2014 (the “Second Supplemental Indenture”, and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), and the Company and the Trustee agreed that the terms of the Second Supplemental Indenture were for the equal and ratable benefit of the Holders of the 7.25% Senior Notes due 2021 (the “2021 Notes”).

D.     The Company desires to undertake a restructuring plan (the “Restructuring Plan”) whereby the Company will become a subsidiary of JMP LLC through a merger with a subsidiary of JMP LLC in which the Company will be the surviving corporation (the “Merger”).

E.     The Company desires and has requested the Trustee, pursuant to clauses (2), (5), (7) and (15) of Section 9.1 of the Base Indenture, as amended and restated by Section 10.1 of the First Supplemental Indenture with respect to the 2023 Notes and as amended and restated by Section 10.1 of the Second Supplemental Indenture with respect to the 2021 Notes, to join in the execution and delivery of this Third Supplemental Indenture in order to make changes to the Indenture as set forth herein in connection with the Restructuring Plan.

F.     In addition, the Company desires and has requested the Trustee, pursuant to clause (11) of Section 9.1 of the Base Indenture as amended and restated by Section 10.1 of the First Supplemental Indenture with respect to the 2023 Notes and as amended and restated by Section 10.1 of the Second Supplemental Indenture with respect to the 2021 Notes, to join in the execution and delivery of this Third Supplemental Indenture in order to provide for guarantees to be issued by the Guarantors of the obligations of the Company with respect to the 2023 Notes and the 2021 Notes in connection with the Restructuring Plan.

G.     The Company represents and warrants that immediately after giving effect to the Merger, no Event of Default (as defined in the Base Indenture) or event, which, after notice or lapse of time, or both, would become an Event of Default, shall be occurred and be continuing.

H.     The Company and the Guarantors represent and warrant that the execution and delivery of this Third Supplemental Indenture has been duly authorized by their respective Board of Directors or equivalent bodies.

I.     Concurrent with the execution hereof, the Company has caused to be delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate (both as defined in the Base Indenture) pursuant to Sections 1.2, 8.1 and 9.3 of the Base Indenture.

J.      Subject to Section 5.1 hereof, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 2023 Notes and the equal and ratable benefit of the Holders of the 2021 Notes as set forth herein:

Article 1

amendments

Section 1.1     Amendment to Definitions in First Supplemental Indenture and Second Supplemental Indenture.

(a)     The definition of “Liquidity” in Section 1.2 of each of the First Supplemental Indenture and the Second Supplemental Indenture is hereby amended and restated in its entirety as follows:

““Liquidity” means, as of any date of determination, the sum of (1) all unencumbered cash, Cash Equivalents and Marketable Securities directly held by the Company and the Guarantors, and (2) any unencumbered investments made directly by the Company or any Guarantor in funds that are managed by the Company or any Guarantor and which invest primarily in cash, Cash Equivalents and Marketable Securities, so long as the Company or any Guarantor may withdraw such investments in immediately available funds upon 30 days or less prior notice. For purposes of determining the amount of Liquidity, the value any asset described in clauses (1) and (2) above is deemed to be equal to the fair market value thereof as determined by senior management of JMP Group LLC in good faith.”

(b)     The following definition is added to Section 1.2 of each of the First Supplemental Indenture and the Second Supplemental Indenture:

““Guarantors” means JMP Group LLC and JMP Investment Holdings LLC, as guarantors of the Notes.”

Section 1.2     Amendment to Section 4.1 of the First Supplemental Indenture and the Second Supplemental Indenture. Section 4.1 of each of the First Supplemental Indenture and the Second Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 4.1     Minimum Liquidity. So long as any of the Notes are Outstanding, as of the last Business Day of each fiscal quarter, the Company and the Guarantors will have, on an aggregate basis, Liquidity of at least an amount equal to the lesser of (i) the aggregate amount due on the next eight scheduled quarterly interest payments on the Notes or (ii) the aggregate amount due on all remaining scheduled quarterly interest payments on the Notes until the maturity of the Notes. Each of the Company and/or the Guarantors (or either of them) shall have the right to cure any failure to satisfy such minimum liquidity requirement in accordance with Section 5.1(4) of the Indenture.”

Section 1.3     Amendment to Section 4.2 of First Supplemental Indenture. Section 4.2 of the First Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 4.2     Liquidity Reporting Obligation. So long as any of the Notes are Outstanding, the Company shall deliver to the Trustee within 15 Business Days after the end of each fiscal quarter, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

“(a)     in the course of the performance of his or her duties as an officer of the Company he or she would normally have knowledge of any default in the performance of the minimum liquidity covenant contained in Section 4.1 of this First Supplemental Indenture, and

“(b)     to his or her knowledge, the Company and the Guarantors have complied with the minimum liquidity covenant imposed on them under Section 4.1 of this First Supplemental Indenture as of the last day of such quarter, or, if such covenant was not complied with as of the last day of such fiscal quarter, specifying such noncompliance known to him or her and the nature and status thereof.

The Trustee shall have no duty to monitor compliance with the minimum liquidity covenant contained in Section 4.1 of this First Supplemental Indenture other than to receive the written notices described above.”

Section 1.4     Amendment to Section 4.2 of Second Supplemental Indenture. Section 4.2 of the Second Supplemental Indenture is hereby amended and restated in its entirety as follows:

“Section 4.2     Liquidity Reporting Obligation. So long as any of the Notes are Outstanding, the Company shall deliver to the Trustee within 15 Business Days after the end of each fiscal quarter, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

“(a)     in the course of the performance of his or her duties as an officer of the Company he or she would normally have knowledge of any default in the performance of the minimum liquidity covenant contained in Section 4.1 of this Second Supplemental Indenture, and

“(b)     to his or her knowledge, the Company and the Guarantors have complied with the minimum liquidity covenant imposed on them under Section 4.1 of this Second Supplemental Indenture as of the last day of such quarter, or, if such covenant was not complied with as of the last day of such fiscal quarter, specifying such noncompliance known to him or her and the nature and status thereof.

The Trustee shall have no duty to monitor compliance with the minimum liquidity covenant contained in Section 4.1 of this Second Supplemental Indenture other than to receive the written notices described above.”

Section 1.5     Amendment to Section 7.1 of the First Supplemental Indenture. Section 7.1 of the First Supplemental Indenture, which amends and restates Section 5.1 of the Base Indenture with respect to the 2023 Notes, is hereby amended and restated in its entirety with respect to the 2023 Notes as follows:

“Section 7.1. Events of Default. Section 5.1 of the Base Indenture shall be amended and restated in its entirety with respect to the Notes as follows:

“Section 5.1     Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events:

(1)     failure by the Company to pay the principal of any Note when due, whether at maturity, upon redemption or otherwise;

(2)     failure by the Company to pay an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

(3)     failure by the Company to comply with its obligations under Section 8.1 of this Indenture;

(4)     failure by the Company or any Guarantor to comply with any other term, covenant or agreement applicable to it contained in the Notes or the Indenture, if failure is not cured within 60 days after notice to the Company or such Guarantor, as applicable, by the Trustee or to the Trustee and the Company or such Guarantor, as applicable, by Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

(5)     a default by the Company, any Guarantor or any of their respective Significant Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of the Company’s, any Guarantor’s or any of their Significant Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable;

(6)     failure by the Company, any Guarantor or any of their respective Significant Subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company, such Guarantor or any of their Significant Subsidiaries exceeds $10.0 million, which are not stayed on appeal;

(7)     a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary or of such Person’s or Persons’ property, or for the winding up or liquidation of Person’s or Persons’ affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

(8)     the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors; and

(9)     any Guarantor denies or disaffirms in writing its obligations under Article 2 of the Third Supplemental Indenture or, except as permitted by the Indenture, said obligations are determined by to unenforceable or invalid or shall for any reason cease to be in full force and effect.”

Section 1.6     Amendment to Section 7.1 of the Second Supplemental Indenture. Section 7.1 of the Second Supplemental Indenture, which amends and restates Section 5.1 of the Base Indenture, with respect to the 2021 Notes, is hereby amended and restated in its entirety with respect to the 2021 Notes as follows:

“Section 7.1. Events of Default. Section 5.1 of the Base Indenture shall be amended and restated in its entirety with respect to the Notes as follows:

“Section 5.1     Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events:

(1)     failure by the Company to pay the principal of any Note when due, whether at maturity, upon redemption or otherwise;

(2)     failure by the Company to pay an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

(3)     failure by the Company to comply with its obligations under Section 8.1 of this Indenture;

(4)     failure by the Company or any Guarantor to comply with any other term, covenant or agreement applicable to it contained in the Notes or the Indenture, if failure is not cured within 60 days after notice to the Company or such Guarantor, as applicable, by the Trustee or to the Trustee and the Company or such Guarantor, as applicable, by Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

(5)     a default by the Company, any Guarantor or any of their respective Significant Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of the Company’s, any Guarantor’s or any of their Significant Subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable;

(6)     failure by the Company, any Guarantor or any of their respective Significant Subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company, such Guarantor or any of their Significant Subsidiaries exceeds $10.0 million, which are not stayed on appeal;

(7)     a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary or of such Person’s or Persons’ property, or for the winding up or liquidation of Person’s or Persons’ affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

(8)     the Company, any Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries of the Company or any Guarantor that, taken together, would constitute a Significant Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors; and

(9)     any Guarantor denies or disaffirms in writing its obligations under Article  3 of the Third Supplemental Indenture or, except as permitted by the Indenture, said obligations are determined by to unenforceable or invalid or shall for any reason cease to be in full force and effect.”

Article 2

GUARANTEE OF 2023 NOTES

Section 2.1     Guarantee of 2023 Notes. Subject to the provisions of this Article 2, each Guarantor, jointly and severally, by execution of this Third Supplemental Indenture, fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of 2023 Notes, to the extent permitted by applicable law or regulation, (i) the due and punctual payment of the principal of and interest on each 2023 Note, when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the 2023 Notes (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and obligations under Section 6.7 of the Base Indenture), to the extent lawful, and the due and punctual payment of all other obligations (including Additional Amounts) and due and punctual performance of all obligations of the Company to the Holders of the 2023 Notes or the Trustee all in accordance with the terms of the 2023 Notes and the Indenture, and (ii) in the case of any extension of time of payment or renewal of any 2023 Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Third Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any 2023 Note or the Indenture, any failure to enforce any provision of the 2023 Notes or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by Holders of the 2023 Notes, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Except as set forth in this Section 2.1, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 2.6), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations set forth in this Section 2.1 or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holders of the 2023 Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder; (e) the failure of any Holder of 2023 Notes to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the obligations set forth herein, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder of the 2023 Notes to any security held for payment of the obligations set forth in this Section 2.1.

Section 2.2     Waiver of Diligence, Presentment, Demand for Payment, Etc. Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any 2023 Note and the indebtedness evidenced thereby and all demands whatsoever, and covenants that the obligations of such Guarantor set forth in Section 2.1 will not be discharged as to any 2023 Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders of the 2023 Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture (as modified by the First Supplemental Indenture with respect to the 2023 Notes) for the purposes of the obligations of such Guarantor set forth in Section 2.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture (as modified by the First Supplemental Indenture with respect to the 2023 Notes), such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the obligations of such Guarantor set forth in Section 2.1.

Section 2.3     Execution and Delivery of Guarantee. To evidence its obligations set forth in Section 2.1, each Guarantor agrees that a notation thereof substantially in the form attached hereto as Exhibit A hereto may be endorsed on each 2023 Note authenticated and delivered by the Trustee.

Section 2.4     Effectiveness of Guarantee. Each Guarantor agrees that its obligations set forth in Section 2.1 shall remain in full force and effect and apply to all 2023 Notes notwithstanding any failure to endorse on each 2023 Note such a notation.

Section 2.5     Limitation of Guarantee. The obligations of each Guarantor as set forth in this Article 2 are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 2.6     Release of Guarantors. The obligations of each Guarantor set forth in Section 2.1 will be automatically and unconditionally released and discharged following the repayment in full of all outstanding principal of the 2023 Notes and the defeasance or satisfaction and discharge of the 2023 Notes as provided in Article 4 of the Indenture (as modified by the First Supplemental Indenture with respect to the 2023 Notes), and in such case, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, together stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder. The Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under this Article 2. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest or Additional Amount, if any, on any of the obligation set forth in Section 2.1 is rescinded or must otherwise be restored by any Holder of 2023 Notes upon the bankruptcy or reorganization of the Company or otherwise.

Section 2.7     Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of 2023 Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the 2023 Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of 2023 Notes and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the 2023 Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 2.7 is knowingly made in contemplation of such benefits.

Section 2.8     Severability. In case any provision of this Article 2 shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article 3

GUARANTEE OF 2021 NOTES

Section 3.1     Guarantee of 2021 Notes. Subject to the provisions of this Article 3, each Guarantor, jointly and severally, by execution of this Third Supplemental Indenture, fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of 2021 Notes, to the extent permitted by applicable law or regulation, (i) the due and punctual payment of the principal of and interest on each 2021 Note, when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the 2021 Notes (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and obligations under Section 6.7 of the Base Indenture), to the extent lawful, and the due and punctual payment of all other obligations (including Additional Amounts) and due and punctual performance of all obligations of the Company to the Holders of the 2021 Notes or the Trustee all in accordance with the terms of the 2021 Notes and the Indenture, and (ii) in the case of any extension of time of payment or renewal of any 2021 Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Third Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any 2021 Note or the Indenture, any failure to enforce any provision of the 2021 Notes or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by Holders of the 2021 Notes, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Except as set forth in this Section 3.1, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 3.6), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations set forth in this Section 3.1 or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holders of the 2021 Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder; (e) the failure of any Holder of 2021 Notes to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the obligations set forth herein, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder of the 2021 Notes to any security held for payment of the obligations set forth in this Section 3.1.

Section 3.2     Waiver of Diligence, Presentment, Demand for Payment, Etc. Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any 2021 Note and the indebtedness evidenced thereby and all demands whatsoever, and covenants that the obligations of such Guarantor set forth in Section 3.1 will not be discharged as to any 2021 Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders of the 2021 Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture (as modified by the Second Supplemental Indenture with respect to the 2021 Notes) for the purposes of the obligation of such Guarantor set forth in Section 3.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Indenture (as modified by the Second Supplemental Indenture with respect to the 2021 Notes), such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the obligations of such Guarantor set forth in Section 3.1.

Section 3.3     Execution and Delivery of Guarantee. To evidence its obligations set forth in Section 3.1, the Guarantor agrees that a notation thereof substantially in the form attached hereto as Exhibit A hereto may be endorsed on each 2021 Note authenticated and delivered by the Trustee.

Section 3.4     Effectiveness of Guarantee. Each Guarantor agrees that its obligations set forth in Section 3.1 shall remain in full force and effect and apply to all 2021 Notes notwithstanding any failure to endorse on each 2021 Note such notation.

Section 3.5     Limitation of Guarantee. The obligations of each Guarantor as set forth in this Article 3 are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 3.6     Release of Guarantors. The obligations of each Guarantor set forth in Section 3.1 will be automatically and unconditionally released and discharged following the repayment in full of all outstanding principal of the 2021 Notes and the defeasance or satisfaction and discharge of the 2021 Notes as provided in Article 4 of the Indenture (as modified by the Second Supplemental Indenture with respect to the 2021 Notes), and in such case, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, together stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder. The Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under this Article 3. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest or Additional Amount, if any, on any of the obligation set forth in Section 3.1 is rescinded or must otherwise be restored by any Holder of 2021 Notes upon the bankruptcy or reorganization of the Company or otherwise.

Section 3.7     Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of 2021 Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the 2021 Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of 2021 Notes and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the 2021 Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 3.7 is knowingly made in contemplation of such benefits.

Section 3.8     Severability. In case any provision of this Article 3 shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article 4

NOTICE TO HOLDERS

Section 4.1     Notice of Amendments. Subject to Section 5.1 hereof and pursuant to Section 9.8 of the Base Indenture, the Company shall transmit or cause to be transmitted to the Holders of the 2023 Notes and 2021 Notes a notice setting forth the substance of the Third Supplemental Indenture; provided, that any failure to provide such notice or any defect in any such notice shall not impair the validity of the Third Supplemental Indenture.

Article 5

MISCELLANEOUS

Section 5.1     Effectiveness of Third Supplemental Indenture. This Third Supplemental Indenture, including the obligations of the parties hereunder, shall not become effective until the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 20, 2014, by and among JMP Group, LLC, the Company and JMP Merger Corp.) shall have occurred. Promptly upon the occurrence of the Effective Time, the Company shall deliver to the Trustee a letter stating the date on which the Effective Time occurred.

Section 5.2     Trust Indenture Act Controls. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the imposed duties will control.

Section 5.3     Governing Law, Waiver of Trial by Jury. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. The Company, each Guarantor and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby.

Section 5.4     Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 5.5     Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.6     Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.7     Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

JMP GROUP INC.

By:	/s/ Raymond S. Jackson
Raymond S. Jackson
Chief Financial Officer

JMP GROUP LLC

By:	/s/ Raymond S. Jackson
Raymond S. Jackson
Chief Financial Officer

JMP INVESTMENT HOLDINGS LLC

By:	/s/ Raymond S. Jackson
Raymond S. Jackson
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee
By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF NOTATION OF GUARANTEE

The Guarantors (as defined in the Third Supplemental Indenture, dated as of October 15, 2014, as such may be amended or supplemented, among JMP Group Inc., JMP Group LLC and U.S. Bank National Association, as trustee (the “Third Supplemental Indenture”)) each hereby, jointly and severally, unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and their respective successors and assigns, that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section [2.5][3.5] of the Third Supplemental Indenture. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article [2][3] of the Third Supplemental Indenture and reference is hereby made to the Third Supplemental Indenture for the precise terms of this Guarantee.

No stockholder, officer, director or incorporator, as such, past, present or future, of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

JMP GROUP LLC

By:
Name:
Title:

JMP INVESTMENT HOLDINGS LLC

By:
Name:
Title:

A-1